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                       AMENDMENT TO EMPLOYMENT AGREEMENT
                    BETWEEN NAM CORPORATION AND ROY ISRAEL
                    --------------------------------------

         THIS AMENDMENT AGREEMENT (the "Amendment"), dated as of August 19, 1998, is by and between NAM CORPORATION (the "Company") and ROY ISRAEL ("Executive").

         WHEREAS, the parties had entered into an employment agreement dated as of October 21, 1997 (the "Employment Agreement"); and

         WHEREAS, the parties now desire to amend the Employment Agreement as provided for herein.

         NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Subsection (a) of Paragraph 3 of the Employment Agreement is deleted and replaced with the following:

         (a) Base Salary. The Company shall pay to the Executive a minimum annual base salary of $225,000 (the "Base Salary") for the first year of the Initial Term. Effective on each anniversary of the Commencement Date during the Employment Term, the Base Salary shall be increased in an amount which is the greater of (i) six percent (6%) per annum or (ii) such amount which reflects an increase in the Urban Consumer Price Index for all Urban Consumers for the New York metropolitan area (or any successor Consumer Price Index), based on data published by the Bureau of Labor Statistics of the United States Department of Labor for the period that corresponds with the preceding twelve month period. Such Base Salary shall be paid in accordance with Company policy.



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         2. This Amendment is effective as of June 30, 1998. In addition, the
Company shall immediately pay all sums owed to the Executive due to the retroactive application of this change.

         3. All other terms of the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.



NAM CORPORATION



By: /s/ Patricia Giuliani-Rheaume                    /s/ Roy Israel
    -------------------------------------            ---------------------------
     Name: Patricia Giuliani-Rheaume                           Roy Israel
     Title:  Vice President and
             Chief Financial Officer